          POWER OF ATTORNEY BY BRADLEY J. MILLER (Insider)

     KNOW ALL BY THESE PRESENTS, THAT THE UNDERSIGNED HEREBY CONSTITUTES AND

APPOINTS (A) REX S. SCHUETTE; B) LOIS J. RICH; AND (C) LORRAINE G. MCKAY,

SIGNING SINGLY, THE UNDERSIGNED'S TRUE AND LAWFUL ATTORNEY-IN-FACT TO:

     (1)   Execute for and on behalf of the undersigned, in the

         undersigned's capacity as an officer and/or director

         of United Community Banks, Inc. (the "Company"),

         Forms 3, 4, and 5 in accordance with Section 16(a)

         of the Securities Exchange Act of 1934 and the rules

         thereunder;

     (2)   Do and perform any and all acts for and on behalf of

         the undersigned which may be necessary or desirable

         to complete and execute any such Form 3, 4, or 5,

         complete and execute any amendment or amendments

         thereto, and timely file such form with the United

         States Securities and Exchange Commission and any

         stock exchange or similar authority; and

     (3)   Take any other action of any type whatsoever in

         connection with the foregoing which, in the opinion

         of such attorney-in-fact, may be of benefit to, in

         the best interest of, or legally required by, the

         undersigned, it being understood that the documents

         executed by such attorney-in-fact on behalf of the

         undersigned pursuant to this Power of Attorney shall

         be in such form and shall contain such terms and

         conditions as such attorney-in-fact may approve in

         such attorney-in-fact's discretion.

     The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite,

necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revo-

cation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-

in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of

1934.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the

Company, unless earlier revoked by the undersigned in a signed writing de-

livered to the foregoing attorneys-in-fact.

     IN WITNESS WHEREOF, THE UNDERSIGNED HAS CAUSED THIS POWER OF ATTORNEY

TO BE EXECUTED AS OF THIS 6TH DAY OF OCTOBER 2014.

/s/ BRADLEY J. MILLER

Signature

BRADLEY J. MILLER

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